Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of Bright Green Corporation of our report dated March 28, 2022, relating to the financial statements of Bright Green Corporation for the years ended December 31, 2021 and 2020, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts”.

/s/ SRCO, C.P.A., Professional Corporation

Amherst, NY

May 4, 2022